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                                                                  EXHIBIT 10.04




                       APPLIEDTHEORY COMMUNICATIONS, INC.

                      NON-STATUTORY STOCK OPTION CONTRACT

Optionee:                              SHELLEY HARRISON

Number of Optioned Shares:             100,000

Date of Grant:                         October 5, 1996

Option Price Per Share:                $1.00

         This NON-STATUTORY STOCK OPTION CONTRACT is made between AppliedTheory Communications, Inc., a New York Corporation (hereinafter referred to as the "Company") and the Optionee whose name is set forth above.

                                   WITNESSETH:

                  1. The Company hereby grants to the Optionee an option to purchase an aggregate of that number of shares of the One Cent ($.01) par value Voting Common Stock of the Company set forth above (hereinafter referred to as the "Shares"), at the price per share set forth above.

                  2. The period during which the option granted hereby shall be exercisable shall commence on the date of grant set forth above and terminate on December 31, 2005. This option may be exercised at any time and from time to time, in whole or in part, subject to the following limitations:

                           (a) Until and including September 30, 1997, Optionee
may not exercise his option to purchase any of the Shares which Optionee is entitled to purchase hereunder.

                           (b) Beginning on October 1, 1997, Optionee may
exercise his option to purchase not more than 25,000 of the Shares which Optionee is entitled to purchase hereunder.

                           (c) The remaining 75,000 options will vest as stated
in the consulting agreement dated October 5, 1996.

If the foregoing in (c) does not occur by December 31, 2006, the remaining 75,000 options expire, ungranted.

                  3. In order for the options granted hereby to be exercised, in whole or in part, the. notice by the Optionee to the Company must be accompanied by payment in full of the option price for the Shares being purchased.

                  4. The option granted hereby is not transferable by the Optionee other than by will or the laws of descent and distribution and is exercisable, during his lifetime, only by him.



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                  5. The Optionee acknowledges that, in reliance on his
representations set forth herein, the option granted hereunder and the sale of Shares to him pursuant to the exercise of all or any part of such option are and will be granted and sold under a claim of exemption from registration under the Securities Act of 1933, as amended (the "Act"), as transaction(s) not involving any public offering.

                  6. The Optionee hereby represents and agrees that, on any exercise of the option granted hereby,

                           A. He will acquire the Shares without a view to
distribution or resale;

                           B. The Shares purchased may not be thereafter
transferred unless (i) a registration statement with respect thereto shall then be effective under the Act, and the Company will have complied with any other applicable laws, or (ii) the Optionee shall have obtained an opinion of counsel, in form and content reasonably satisfactory to the Company and to its counsel, to the effect that the proposed transfer will be exempt from the registration provisions of the Act, will comply with applicable state laws, and will not result in any violation of the Act or of any other applicable law;

                           C. Because any Shares purchased will not have been
registered under the Act, they must be held indefinitely unless and until they are subsequently registered under the Act or an exemption from such registration is available;

                           D. Any routine sales of the Shares purchased, made in
reliance upon Rule 144 promulgated under the Act, can be made only in limited amounts and in accordance with all the terms and conditions of that Rule, and in case the Rule is not applicable, compliance with Regulation A or some other disclosure exemption may be required;

                           E. Except as set forth in Section 8 below, the
Company has no obligation to register the Shares, to comply with any such disclosure exemption, or to take such action as may be necessary to meet the requirements of Rule 144;

                           F. Appropriate legends may be placed on any
certificate for the Shares received by him in order to give notice of the repurchase and transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificate(s); and

                           G. The Company counsel must be satisfied that the
issuance of Shares pursuant to the exercise of the option will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect thereto.

                  7. Optionee and the Company agree that the option granted hereby is not part of or governed by the terms and provisions of the Company's 1996 Incentive Stock Option Plan (the "Plan).

                  8. If the Company files a registration statement on Form S-8 or other applicable form covering shares of its common stock issuable pursuant to the Plan, the Company will, at its option, either include the Shares in such registration statement, or file a separate registration statement for the Shares.

                  9. This Non-Statutory Stock Option Contract shall be binding upon and inure to the benefit Of any successor or assignee of the Company and any executor, administrator, legal representative, legatee or distributee entitled by law to exercise the Optionee's rights hereunder.



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                  IN WITNESS WHEREOF, the Company has caused this Non-Statutory
Stock Option Contract to be executed in its behalf by its duty authorized officer, and the Optionee has hereunto set his hand, the day and year written below.

                                        AppliedTheory Communications, Inc.




                                        By: /s/ Richard Mandelbaum
                                            ---------------------------------
                                                Richard Mandelbaum, President



                                        -------------------------------------
                                                Shelley Harrison, Optionee

Dated: Syracuse, New York

Dec 31, 1997



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